UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2013

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 12, 2013, Lexington Realty Trust, a Maryland real estate investment trust (the “Trust”), entered into an Underwriting Agreement, dated as of March 12, 2013 (the “Underwriting Agreement”), among Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Jefferies LLC and Barclays Capital Inc., as representatives of the underwriters named therein (the “Underwriters”), on the one hand, and its operating partnerships, Lepercq Corporate Income Fund L.P. (“LCIF I”) and Lepercq Corporate Income Fund II L.P. (“LCIF II” and, together with LCIF I, the “Operating Partnerships”) and the Trust, on the other hand. Pursuant to the terms and conditions of the Underwriting Agreement, the Trust agreed to sell to the Underwriters 20,000,000 of its shares of beneficial interest, par value $0.0001 per share, classified as common stock (“Common Shares”), at a price of $11.232 per share, to be reoffered by them to the public at a price of $11.70 per share. The Trust granted the Underwriters a thirty (30) day option to purchase up to an additional 3,000,000 Common Shares (the “Option Shares”) at the same price, less any dividend declared and payable on the initial shares but not the Option Shares. On March 13, 2013, the Underwriters exercised their option to purchase all of the Option Shares.

The Underwriting Agreement contains customary representations, warranties and covenants by the Trust and the Operating Partnerships. It also provides for customary indemnification of each of the Underwriters and the Trust and the Operating Partnerships for certain losses or damages arising out of or in connection with the sale of the Common Shares.

The offering was made pursuant to the Trust’s effective shelf registration statement on Form S-3ASR (File No. 333-183645) filed with the Securities and Exchange Commission and effective as of August 30, 2012, a preliminary prospectus supplement relating to the Common Shares, dated March 11, 2013, and a final prospectus supplement relating to the Common Shares, dated March 12, 2013. The closing of the offering is expected to occur on March 15, 2013.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement.

On March 12, 2013, Venable LLP delivered its legality opinion with respect to the Common Shares, a copy of which is attached hereto as Exhibit 5.1.

On March 11 and 12, 2013, we issued press releases relating to the offering of the Common Shares. Copies of the press releases are attached as Exhibits 99.1 and 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated as of March 12, 2013.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

99.1	Press Release issued March 11, 2013.

99.2	Press Release issued March 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: March 15, 2013	By:	/s/ Patrick Carroll
Patrick Carroll Chief Financial Officer

Exhibit Index

1.1	Underwriting Agreement, dated as of March 12, 2013.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

99.1	Press Release issued March 11, 2013.

99.2	Press Release issued March 12, 2013.